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                                                                    EXHIBIT 23.1

KPMG Peat Marwick LLP
6565 Americas Parkway NE, Suite 700
Albuquerque, NM  87190

The Board of Directors
Specialty Teleconstructors, Inc.

        We consent to the use of our reports included herein and incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

                             KPMG PEAT MARWICK LLP

Albuquerque, New Mexico
February 14,1997

                                End of Document